Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Brown-Forman Corporation of our report dated June 24, 2020, on the financial statements of the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees appearing in the 2019 Annual Report on Form 11-K of the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees.

/s/ Crowe LLP
Crowe LLP

South Bend, Indiana
March 8, 2021